As filed with the Securities and Exchange Commission on July 27, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SILICON STORAGE TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

California	77-0225590
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Silicon Storage Technology, Inc.

1020 Kifer Road

Sunnyvale, California 94086

(408) 735-9110

(Address of principal executive offices)

2009 Employee Stock Purchase Plan

(Full title of the plans)

Bing Yeh

Chairman of the Board and Chief Executive Officer

1020 Kifer Road

Sunnyvale, California 94086

(408) 735-9110

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

John T. McKenna, Esq.

Cooley Godward Kronish LLP

Five Palo Alto Square

3000 El Camino Real

Palo Alto, California 94306

(650) 843-5000

Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Common Stock, no par value	2,000,000 shares	$1.91	$3,820,000.00	$213.16

(1)	Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the plan set forth herein by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of the Registrant’s Common Stock.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) promulgated under the Securities Act. The offering price per share and the aggregate offering price are based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the NASDAQ Global Market on July 20, 2009, for shares reserved for future issuance pursuant to the 2009 Employee Stock Purchase Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by Silicon Storage Technology, Inc. with the Securities and Exchange Commission, or the SEC, are incorporated by reference into this registration statement:

(1)	our Current Report on Form 8-K filed with the SEC on February 10, 2009;

(2)	our Annual Report on Form 10-K for our year ended December 31, 2008, filed with the SEC on March 20, 2009;

(3)	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, filed with the SEC on May 11, 2009;

(4)	our Current Report on Form 8-K filed with the SEC on June 8, 2009;

(5)	our Current Report on Form 8-K filed with the SEC on June 29, 2009;

(6)	the description of our common stock included in our prospectus filed with the SEC on July 29, 1999 pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended, in connection with our Registration Statement No. 333-83981, including any amendments or reports we file for the purpose of updating that description; and

(7)	all other reports and other documents we subsequently file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

ITEM 4.	DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Restated Articles of Incorporation limit the personal liability of our directors for monetary damages to the fullest extent permitted by the California General Corporation Law, or the California Law. Under the California Law, a director’s liability to a company or its shareholders may not be limited with respect to the following items: (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the company or its shareholders or that involve the absence of good faith on the part of the director, (iii) any transaction from which a director derived an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director’s duty to the company or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director’s duties, of a risk of a serious injury to the company or its shareholders, (v) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the company or its shareholders, (vi) contracts or transactions between the company and a director within the scope of Section 310 of the California Law, (vii) improper distributions, loans and guarantees under Section 316 of the California Law, (viii) acts or omissions occurring prior to the date such provision eliminating or limiting the personal liability of a director became effective or (ix) acts or omissions as an officer, notwithstanding that the officer is also a director or that his or her actions, if negligent or improper, have been ratified by the directors. The limitation of liability does not affect the availability of injunctions and other equitable remedies available to our shareholders for any violation by a director of the director’s fiduciary duty to Silicon Storage Technology, Inc. or our shareholders. Our Restated Articles of Incorporation further provide that we may indemnify our directors, officers, employees and agents to the fullest extent permitted by California law. We believe that allowable indemnification under our Restated Articles of Incorporation would cover negligence and gross negligence on the part of indemnified parties.

Our Bylaws require us to indemnify our directors. In addition, we may, at our discretion, provide indemnification to persons whom we are not obligated to indemnify, including our officers, employees and other agents. Our Bylaws and Restated Articles of Incorporation allow us to, among other things, indemnify these directors, officers, employees and agents (other than for liability resulting from willful misconduct of a culpable nature), to advance expenses to them as they are incurred and to obtain directors’ and officers’ insurance if available on reasonable terms. Section 317 of the California Law and our Bylaws make provision for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

We have entered into indemnity agreements with each of our executive officers and directors which provide, among other things, that we will indemnify these persons, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as our director, officer or agent, and otherwise to the full extent permitted under California law and our bylaws.

We maintain an insurance policy covering our officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8.	EXHIBITS

Exhibit Number	Exhibit Title
4.1(1)	Bylaws of Silicon Storage Technology, Inc., as amended.

4.2(2)	Restated Articles of Incorporation of Silicon Storage Technology, Inc., dated November 3, 1995.

4.3(3)	Certificate of Amendment of the Restated Articles of Incorporation of Silicon Storage Technology, Inc., dated June 30, 2000.

4.4(4)	Certificate of Designation of Series A Junior Participating Preferred Stock.

4.5(5)	Specimen common stock certificate.

5.1	Opinion of Cooley Godward Kronish LLP.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2	Consent of PricewaterhouseCoopers, Independent Registered Public Accounting Firm.

23.3	Consent of Ernst & Young, Independent Registered Public Accounting Firm.

23.4	Consent of Cooley Godward Kronish LLP. Reference is made to Exhibit 5.1.

24.1	Power of Attorney. Reference is made to the signature page of this Form S-8.

99.1(6)	2009 Employee Stock Purchase Plan.

(1)	Filed as Exhibit 3.2 to our Current Report on Form 8-K, File No. 000-26944, filed with the SEC on January 7, 2008, and incorporated by reference herein.
(2)	Filed as Exhibit 3.4 to our Registration Statement on Form S-1, as amended, File No. 33-97802, filed with the SEC on October 5, 1995, and incorporated by reference herein.
(3)	Filed as Exhibit 3.5 to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2000, File No. 000-26944, filed with the SEC on August 7, 2000, and incorporated by reference herein.
(4)	Filed as Exhibit 99.3 to our Current Report on Form 8-K, File No. 000-26944, filed with the SEC on May 18, 1999, and incorporated by reference herein.
(5)	Filed as Exhibit 4.2 to our Registration Statement on Form S-1, as amended, File No. 33-97802, filed with the SEC on November 3, 1995, and incorporated by reference herein.
(6)	Filed as Annex A to our definitive proxy statement for the 2009 Annual Meeting of Shareholders, File No. 000-26944, filed with the SEC on April 30, 2009.

ITEM 9.	UNDERTAKINGS

1.	The undersigned Registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference herein.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

2.	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on this 27th day of July, 2009.

SILICON STORAGE TECHNOLOGY, INC.

By:	/S/ BING YEH
Bing Yeh
Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints BING YEH and JAMES B. BOYD, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ BING YEH	Chairman of the Board and Chief	July 27, 2009
Bing Yeh	Executive Officer (Principal Executive Officer)

/S/ JAMES B. BOYD	Senior Vice President, Finance and Chief	July 27, 2009
James B. Boyd	Financial Officer (Principal Financial and Accounting Officer)

/S/ YAW WEN HU	Executive Vice President, Chief Operating Officer and Director	July 27, 2009
Yaw Wen Hu

/S/ RONALD CHWANG	Director	July 27, 2009
Ronald Chwang

/S/ TERRY M. NICKERSON	Director	July 27, 2009
Terry M. Nickerson

/S/ BRYANT R. RILEY	Director	July 27, 2009
Bryant R. Riley

/S/ EDWARD YAO-WU YANG	Director	July 27, 2009
Edward Yao-Wu Yang

EXHIBIT INDEX

Exhibit Number	Exhibit Title
4.1(1)	Bylaws of Silicon Storage Technology, Inc., as amended.

4.2(2)	Restated Articles of Incorporation of Silicon Storage Technology, Inc., dated November 3, 1995.

4.3(3)	Certificate of Amendment of the Restated Articles of Incorporation of Silicon Storage Technology, Inc., dated June 30, 2000.

4.4(4)	Certificate of Designation of Series A Junior Participating Preferred Stock.

4.5(5)	Specimen common stock certificate.

5.1	Opinion of Cooley Godward Kronish LLP.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2	Consent of PricewaterhouseCoopers, Independent Registered Public Accounting Firm.

23.3	Consent of Ernst & Young, Independent Registered Public Accounting Firm.

23.4	Consent of Cooley Godward Kronish LLP. Reference is made to Exhibit 5.1.

24.1	Power of Attorney. Reference is made to the signature page of this Form S-8.

99.1(6)	2009 Employee Stock Purchase Plan.

(1)	Filed as Exhibit 3.2 to our Current Report on Form 8-K, File No. 000-26944, filed with the SEC on January 7, 2008, and incorporated by reference herein.
(2)	Filed as Exhibit 3.4 to our Registration Statement on Form S-1, as amended, File No. 33-97802, filed with the SEC on October 5, 1995, and incorporated by reference herein.
(3)	Filed as Exhibit 3.5 to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2000, File No. 000-26944, filed with the SEC on August 7, 2000, and incorporated by reference herein.
(4)	Filed as Exhibit 99.3 to our Current Report on Form 8-K, File No. 000-26944, filed with the SEC on May 18, 1999, and incorporated by reference herein.
(5)	Filed as Exhibit 4.2 to our Registration Statement on Form S-1, as amended, File No. 33-97802, filed with the SEC on November 3, 1995, and incorporated by reference herein.
(6)	Filed as Annex A to our definitive proxy statement for the 2009 Annual Meeting of Shareholders, File No. 000-26944, filed with the SEC on April 30, 2009.